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                                                     Page 31
                                         Exhibit 10(iii)A(d)


                       April 10, 1995



D. Raymond Riddle
940 Crest Valley Drive, N.W.
Atlanta, Georgia   30327


     Re:  Amendment of Stock Option Agreements


Dear Raymond:

     In connection with your announced retirement as the Chairman and Chief Executive Officer of NSI, and as confirmed and evidenced by this letter agreement, the terms of certain stock options previously granted to you were amended by action taken by the Executive Resource and Nominating Committee of NSI's Board of Directors (the "Committee") on March 15, 1995, and ratified by the Board of Directors on that same date.

     The following installments of employee stock options which had previously been granted to you were accelerated so that all such installments of options became immediately exercisable on March 15, 1995:

                          Number of      Original Vesting
      Option Grant        Shares In      Date of Installment
          Date           Installment

     January 6, 1993       3,703         January 6, 1996
     January 6, 1993       1,297         January 6, 1996
     September 15,1993    13,750         September 15, 1995
     September 21,1994    21,667         September 21, 1995
                          40,417

    In addition, the Committee amended those options for 40,417 shares and options for 23,750 shares which were previously granted to you and were exercisable on March 15, 1995 according to their original vesting schedules. Pursuant to the amendment, said options for 64,167 shares remain exercisable for a period of five (5) years after your actual retirement from the Corporation, subject to the normal ten year term of each option.

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Page 32
                                         Exhibit 10(iii)A(d)

Page 2
D. R. Riddle
April 10, 1995



     Your Incentive Stock Option Agreement dated January 6, 1993, your Nonqualified Stock Option Agreement dated January 6, 1993, your Nonqualified Stock Option Agreement dated September 15, 1993, and your Nonqualified Stock Option Agreement dated September 21, 1994 (the "Stock Option Agreements") are each hereby amended in accordance with this letter.
    Please acknowledge your acceptance of this letter by signing in the space provided below and returning the executed letter to me. A duplicate is enclosed for you to retain with your copies of the Stock Option Agreements.

                              Very truly yours,


                              /S/ David Levy
                              David Levy
                              Executive Vice President,
                              Administration and Counsel

DL:sdh
Enclosures

Accepted and agreed to this the
10th day of April, 1995:




/S/ D. Raymond Riddle
D. Raymond Riddle